Exhibit 99

Form 3 Joint Filer Information

Name:	Advanced Technology Ventures VI, L.P.

Address:	Attn: Michael A. Carusi
1000 Winter Street, Suite 3700
Waltham, MA 02451

Designated Filer:	ATV Associates VI, L.L.C.

Issuer & Ticker Symbol:	XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:	January 31, 2007

Signature:	Advanced Technology Ventures VI, L.P.
	By:	ATV Associates VI, L.L.C.
	Its:	General Partner

	By:	/s/ Michael A. Carusi
Michael A. Carusi, Managing Director

Name:	ATV Entrepreneurs VI, L.P.

Address:	Attn: Michael A. Carusi
1000 Winter Street, Suite 3700
Waltham, MA 02451

Designated Filer:	ATV Associates VI, L.L.C.

Issuer & Ticker Symbol:	XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:	January 31, 2007

Signature:	ATV Entrepreneurs VI, L.P.
	By:	ATV Associates VI, L.L.C.
	Its:	General Partner

	By:	/s/ Michael A. Carusi
Michael A. Carusi, Managing Director